EXHIBIT 24.1

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of New Energy Technologies, Inc., a Nevada corporation, do hereby constitute and appoint John A. Conklin, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ Alastair Livesey	Dated: August 22, 2014
Name:	Alastair Livesey
Title:	Director

By:	/s/ Joseph Sierchio	Dated: August 22, 2014
Name:	Joseph Sierchio
Title:	Director